Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO RULE 13A-14(A) UNDER THE SECURITIES EXCHANGE ACT OF 1934,

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Simon Irish, certify that:

1.	I have reviewed this Amendment No. 1 to the Quarterly report on Form 10-Q/A of Terrestrial Energy Inc. f/k/a HCM II Acquisition Corp.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: November 20, 2025

/s/ Simon Irish
Simon Irish
Chief Executive Officer
(Principal Executive Officer)